UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG INC.

(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TPG INC. ATTENTION: CORPORATE SECRETARY 301 COMMERCE STREET SUITE 3300 FORT WORTH, TEXAS 76102 Your Vote Counts! TPG INC. 2024 Annual Meeting Vote by June 4, 2024 11:59 PM EDT V44255-P10536 You invested in TPG INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2024. Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to May 22, 2024. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 5, 2024 11:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/TPG2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Josh Baumgarten	For
1b.	David Bonderman	For
1c.	Gunther Bright	For
1d.	Maya Chorengel	For
1e.	Jonathan Coslet	For
1f.	James Coulter	For
1g.	Mary Cranston	For
1h.	Kelvin Davis	For
1i.	Deborah Messemer	For
1j.	Nehal Raj	For
1k.	Jeffrey Rhodes	For
1l.	Ganendran Sarvananthan	For
1m.	Todd Sisitsky	For
1n.	David Trujillo	For
1o.	Anilu Vazquez-Ubarri	For
1p.	Jack Weingart	For
1q.	Jon Winkelried	For
2.	Election of Executive Committee Members	
	Nominees:	
2a.	Josh Baumgarten	For
2b.	James Coulter	For
2c.	Kelvin Davis	For
2d.	Nehal Raj	For
2e.	Jeffrey Rhodes	For
2f.	Ganendran Sarvananthan	For
2g.	Todd Sisitsky	For
2h.	David Trujillo	For
2i.	Anilu Vazquez-Ubarri	For
2j.	Jack Weingart	For
2k.	Jon Winkelried	For
3.	Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	For
4.	Approve an Amendment to the Company's Certificate of Incorporation Providing for Officer Exculpation under Delaware Law	For

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V44256-P10536